                                                           EXHIBIT 11

                   CENTURY SOUTH BANKS, INC. AND SUBSIDIARIES
                 Statement re Computation of Per Share Earnings

     The following computations set forth the calculations of primary and fully diluted net income per common share and common share equivalent for the three and six month periods ended June 30, 1996 and 1995.

                                                              Primary              Fully Diluted
                                                              Earnings               Earnings
                                                              Per Share               Per Share
                                                        --------------------  -----------------------
                                                        (amounts in thousands, except per share data)

     For the three months ended June 30, 1996:
      Net income                                                $2,618                    2,618
                                                                ======                    =====

      Weighted average number of common
       shares outstanding                                        7,762                    7,762
      Common share equivalents resulting
       from stock options                                           12                       12
                                                                ------                    -----

      Adjusted weighted average number
       of common and common equivalent
       shares outstanding                                        7,774                    7,774
                                                                ======                    =====

      Net income per common and
       common equivalent share                                  $  .34                      .34
                                                                ======                    =====


     For the three months ended June 30, 1995:
      Net income                                                $1,842                    1,842
                                                                ======                    =====

      Weighted average number of common
       shares outstanding                                        7,762                    7,762
      Common share equivalents resulting
       from stock options                                           11                       11
                                                                ------                    -----

      Adjusted weighted average number
       of common and common equivalent
       shares outstanding                                        7,773                    7,773
                                                                ======                    =====

      Net income per common and
       common equivalent share                                  $  .24                      .24
                                                                ======                    =====

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



                                                              Primary              Fully Diluted
                                                              Earnings               Earnings
                                                             Per Share               Per Share
                                                        --------------------  -----------------------
                                                        (amounts in thousands, except per share data)

     For the six months ended June 30, 1996:
      Net income                                              $4,811                    4,811
                                                              ======                    =====

      Weighted average number of common
       shares outstanding                                      7,762                    7,762
      Common share equivalents resulting
       from stock options                                         13                       13
                                                              ------                    -----

      Adjusted weighted average number
       of common and common equivalent
       shares outstanding                                      7,775                    7,775
                                                              ======                    =====

      Net income per common and
       common equivalent share                                $  .62                      .62
                                                              ======                    =====


     For the six months ended June 30, 1995:
      Net income                                              $3,762                    3,762
                                                              ======                    =====

      Weighted average number of common
       shares outstanding                                      7,762                    7,762
      Common share equivalents resulting
       from stock options                                         10                       10
                                                              ------                    -----

      Adjusted weighted average number
       of common and common equivalent
       shares outstanding                                      7,772                    7,772
                                                              ======                    =====

      Net income per common and
       common equivalent share                                $  .48                      .48
                                                              ======                    =====

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